Bang & Olufsen America, 1200 Business Center Drive, Suite 100
                       Mount Prospect, Illinois 60056-6041


                                             October 8, 1998



Mr. Franklin Karp
Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Dear Franklin:

     After many years as a loyal and committed B&O distributor you recently received a letter terminating your dealership of Bang & Olufsen products. The letter was a result of the new Bang & Olufsen America retail strategy, a strategy designed to improve our brand position in the United States.

     We are pleased that our positive dialogue and preparation resulted in an agreement that allows us to continue our long standing business relationship under the new business conditions. We are pleased to confirm the following agreement between Bang & Olufsen America and Harvey Electronics.

     Union Square, Manhattan Begin the development process for the 873 Broadway location immediately with an opening no later than May 1999.

     Westport, Connecticut Secure a lease for the Main Street location and open in early spring, no later than May 1999.

     Manhasset, Long Island Initiate discussions with the Americana Shops at Manhasset Long Island to secure an appropriate space with an opening no later than November 1999.

     Greenwich Connecticut Reserve Greenwich for Harvey's with a store opening no later than November 1999.

     Mid-town Manhattan Reserve this location for Harvey's with a store opening no later than November 1999.

     We are very pleased with the results of our conversations and your commitment to develop B&O branded stores. We believe this new development can contribute to an even stronger business relationship with increased profitability for both parties.

     We look forward to this future development between our two companies.

                                             Best regards,


                                             /s/Ole Bek
                                             --------------------------------
                                             Ole Bek
                                             President